Exhibit 15.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-289724) of CMB.TECH NV (the Company) of our reports dated 20 April 2026, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appears in this Annual Report on Form 20-F. /s/ BDO Bedrijfsrevisoren BV Antwerp, Belgium 20 April 2026